UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2015

Xtant Medical Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34951	20-5313323
(Commission File Number)	(IRS Employer Identification No.)

664 Cruiser Lane Belgrade, Montana	59714
(Address of Principal Executive Offices)	(Zip Code)

(406) 388-0480

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On July 31, 2015, Xtant Medical Holdings, Inc. (“Xtant”), formerly known as Bacterin International Holdings, Inc., acquired all of the capital stock of X-spine Systems, Inc. (“X-spine”). Unaudited interim condensed consolidated financial statements of X-spine as of June 30, 2015 and for the six months ended June 30, 2015 and 2014 are attached as Exhibit 99.1 to this Report. Unaudited interim pro forma consolidated financial information of Xtant as of and for the six months ended June 30, 2015 are attached as Exhibit 99.2 to this Report.

Unaudited pro forma financial information contained in this Report is included for informational purposes only and does not purport to reflect the results of operations or financial position that would have occurred had Xtant and X-spine operated on a combined basis during the periods presented. The unaudited pro forma financial information should not be relied upon as being indicative of our financial condition or results of operations had the X-spine transaction occurred on the date assumed nor as a projection of our results of operations or financial position for any future period or date. The unaudited pro forma financial information should be read in conjunction with the historical financial statements and related notes of Xtant and X-spine.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Unaudited interim condensed consolidated financial statements of X-spine as of June 30, 2015 and for the six months ended June 30, 2015 and 2014.

99.2	Unaudited interim pro forma combined financial information of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2015	XTANT MEDICAL HOLDINGS, INC.

By: /s/ John Gandolfo
Name: John Gandolfo
Title: Chief Financial Officer